Invesco Van Kampen International Advantage Fund                   SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending:  2/28/2011
File number:        811-05426
Series No.:         37

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                           4,231
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                             672
       Class C                             638
       Class Y                              76


74V. 1 Net asset value per share (to nearest cent)
       Class A                         $ 13.81
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                         $ 13.50
       Class C                         $ 13.50
       Class Y                         $ 13.82


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Invesco Van Kampen International Growth Fund                      SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending:  2/28/2011
File number:        811-05426
Series No.:         38

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                        $ 2,675
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                        $    92
        Class C                        $    49
        Class R                        $    18
        Class Y                        $ 4,608
        Institutional Class            $ 1,416


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                         0.1500
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                         0.0500
        Class C                         0.0600
        Class R                         0.1200
        Class Y                         0.2000
        Institutional Class             0.2300


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         16,502
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          1,609
        Class C                            791
        Class R                            162
        Class Y                         25,047
        Institutional Class              6,068


74V.  1 Net asset value per share (to nearest cent)
        Class A                        $ 17.43
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                        $ 17.27
        Class C                        $ 17.32
        Class R                        $ 17.31
        Class Y                        $ 17.46
        Institutional Class            $ 17.44